Exhibit 99

Auxilio, Inc. Announces 1-for-3 Reverse Stock Split
MISSION VIEJO, CA – January 12, 2017 - Auxilio, Inc. (OTCQB : AUXO ), a leading provider of complete document solutions and IT security for the healthcare industry, today announced a reverse stock split of its shares of common stock at a ratio of 1-for-3. The reverse stock split will be effective at 5:00 p.m. Pacific Time on January 12, 2017.  As of the open of the market on January 13, 2017, the Company's common stock will begin trading on a split-adjusted basis under the symbol "AUXOD" for a period of 20 days, after which the "D" will be removed and the Company's symbol will revert to the original symbol of "AUXO."
The Reverse Split was approved at the 2015 Annual Meeting of the Company's Shareholders. At that meeting, the Company's shareholders voted to approve a reverse split at a ratio between 1-for-1.5 shares and 1-for-3 shares, to be determined by the Company's Board of Directors. The Board determined to implement the Reverse Split at the ratio of 1-for-3 shares.
"Our Board of Directors laid out a plan designed to enhance shareholder value last year and a listing on a major exchange was one key consideration.  We continue to execute well as a business and I am pleased to take another step toward our vision of becoming a nationally listed public company," commented Joseph J. Flynn, Auxilio CEO and President.
About Auxilio, Inc.
Since 2004, over 220 of the nation's leading hospitals and health systems have turned to Auxilio to solve broken document and digital workflow processes. Auxilio's Document Solutions are proven to reduce waste, safeguard PHI, and improve operational efficiency while driving incredible cost savings for a healthcare organization. Auxilio delivers its proven results through its core services lines, Managed Print Services, Document Consulting and iPLATFORM, an intelligent workflow automation suite.
Auxilio's Managed Print Services' business model is vendor neutral, provides full-time, on-site customer service and technical experts while guaranteeing 20% cost savings starting day-one of the contract. Auxilio's Document Consulting analyzes and remediates inefficient document workflow programs bringing transparency of what is printed, by department, by user and how much to find opportunities for process improvement and increased security for HIPAA compliance. iPLATFORM, helps make clinical and administrative tasks easier and faster, improving the patient experience by 50%, creating a 99% registration accuracy rate and producing practical cost-effective digital workflows, eliminating 90% of fax documents.
Auxilio's cybersecurity arm, Redspin, helps hospitals, health systems and Business Associates find and fix network and application security issues. Their fully comprehensive portfolio of services and technology include HIPAA security risk assessments, penetration testing, risk and compliance consulting and a SaaS technology solution, Delphiis ™ IT Risk Manager.
For more information about Auxilio, visit http://www.auxilioinc.com.
Forward Looking Statements
This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the enhancement of shareholder value and the Company's strategy relating to uplisting to a national exchange. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC's website at www.sec.gov or without charge from the Company.

Contact:

Investor Relations:
MZ North America
Mike Cole, 949-259-4988
Vice President
mike.cole@mzgroup.us
http://www.mzgroup.us/